                          NOTICE OF GUARANTEED DELIVERY

                      OF SHARES OF CLASS A COMMON STOCK OF

                             REPUBLIC BANCORP, INC.


            PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 12, 2001


          This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

     o certificates evidencing shares of Class A Common Stock, no par value per share, (the "Shares") of Republic Bancorp, Inc., a Kentucky corporation ("Republic"), are not immediately available or cannot be delivered to Computershare Trust Company of New York (the "Depositary") prior to the expiration date,

     o the procedure for book-entry transfer described in the Offer to Purchase dated February 12, 2001 and the related Letter of Transmittal cannot be completed on a timely basis, or

     o time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the expiration date (as defined in the Offer to Purchase).

          The Offer to Purchase and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the "Offer".

 TO:  COMPUTERSHARE TRUST COMPANY OF NEW YORK


By Mail:                                    BY HAND OR OVERNIGHT DELIVERY:            BY FACSIMILE TRANSMISSION:
Wall Street Station                         Wall Street Plaza                         (for Eligible Institutions only)
P.O. Box 1010                               88 Pine Street, 19th Floor                (212) 701-7636
New York, New York 10268-1010               New York, New York 10005                  CONFIRM BY TELEPHONE:
                                                                                      (212) 701-7624

          This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

          For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the Offer expires. Delivery of this notice to another address will not constitute a valid delivery. Deliveries to Republic, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

          This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                                    * * * * *

          By signing this Notice of Guaranteed Delivery, you tender to Republic at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

          You hereby tender to Republic, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of Class A Common Stock of Republic listed below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

          NUMBER OF SHARES TENDERED:        _______________________________

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                               (See Instruction 5)

                               CHECK ONLY ONE BOX.

          IF YOU CHECK MORE THAN ONE BOX OR IF YOU DO NOT CHECK A BOX, YOU HAVE NOT VALIDLY TENDERED YOUR SHARES.

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] I want to maximize the chance of having Republic purchase all the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender Shares and am willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in me receiving a price per Share that could be as low as $8.00.

                                       OR

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking one of the boxes below instead of the box above, I hereby tender Shares at the price checked. I acknowledge this action could result in none of the Shares being purchased if the Purchase Price is less than the price checked. (Shareholders who desire to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered.)

Price (in Dollars) per Share at Which You Are Tendering Your Shares:

      [  ]$8.00           [  ]$8.675           [  ]$9.25          [  ]$9.825
      [  ]$8.125          [  ]$8.75            [  ]$9.375         [  ]$10.00
      [  ]$8.25           [  ]$8.875           [  ]$9.50                --
      [  ]$8.375          [  ]$9.00            [  ]$9.675               --
      [  ]$8.50           [  ]$9.125           [  ]$9.75                --

                                    ODD LOTS

                (SEE INSTRUCTION 14 TO THE LETTER OF TRANSMITTAL)

      Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 Shares and you are tendering all of your Shares.

        The undersigned either (check one box):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which the undersigned is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

                               CONDITIONAL TENDERS
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

      You may condition the tender of your Shares upon the purchase by Republic of a specified minimum number of the Shares you are tendering hereby (which minimum number can be all of the Shares you are hereby tendering), all as described in the Offer to Purchase. It is your responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional.

     [ ] Minimum number of Shares that must be purchased, if any are purchased:_____________ Shares.

      If, because of proration, the minimum number of Shares that you designated above will not be purchased, Republic may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked the following box.

     [ ] The tendered Shares represent all of the Shares held by me.

                                   SIGNATURES

Signature(s):-------------------------------------------------------------------


Name(s) of Record Holders(s):---------------------------------------------------
                             (please type or print)

Certificate Nos.:  -------------------------------------------------------------


Address:   ---------------------------------------------------------------------


           ---------------------------------------------------------------------


           ---------------------------------------------------------------------
                               (include zip code)

Daytime Area Code and Telephone Number: ----------------------------------------


Date:  -------------------------------------------------------------------------


If Shares will be delivered by book-entry transfer, provide the Account Number.

Account Number: ----------------------------------------------------------------

                              GUARANTEE OF DELIVERY

                    (Not to be Used for Signature Guarantee)

      The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, (each of the foregoing constituting an ("Eligible Institution"), guarantees delivery to the Depositary of the Shares tendered, in proper form for transfer, or a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent's Message in the case of a book- entry transfer, and any other required documents, all within three Nasdaq trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

NAME OF FIRM: ------------------------------------------------------------------


AUTHORIZED SIGNATURE:-----------------------------------------------------------


NAME, TITLE: -------------------------------------------------------------------


ADDRESS: -----------------------------------------------------------------------


        ------------------------------------------------------------------------


        ------------------------------------------------------------------------


AREA CODE AND TELEPHONE NUMBER: ------------------------------------------------


DATE: _____________________________________, 2001



Note: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. SHARE CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.